Exhibit 99.1

FOR IMMEDIATE RELEASE

SAIC to Acquire Unisys Federal in Accretive, Strategic and Value Creating Transaction

•	Creates a leading digital transformation provider to the U.S. government.
•	Accretive to key financial metrics including organic revenue growth, earnings, and cash.
•	Adds intellectual property, technology-enabled solutions, and expands customer reach.
•	$1.2 billion transaction, including tax assets.

Reston, Va. – {February 6, 2020} Science Applications International Corp. (NYSE: SAIC), a premier technology integrator, today announced that it has entered into a definitive agreement to acquire Unisys Federal, in an all-cash transaction valued at $1.2 billion ($1.025 billion net of the present value of tax assets of approximately $175 million), in a highly strategic and value creating transaction. This represents a transaction multiple of approximately 10.5x CY2020 adjusted EBITDA, adjusted for the net present value of tax assets.

Unisys Federal, an operating unit of Unisys (NYSE: UIS), is a leading provider of infrastructure modernization, cloud migration, managed services, and enterprise IT-as-a-service through scalable and repeatable solutions to U.S. federal civilian agencies and the Department of Defense.

“With the addition of Unisys Federal, SAIC will be a leading provider of digitial transformation services and solutions to the federal government. This exciting opportunity advances our strategy by building on our modernization capabilities, increasing customer access, accelerating growth and enhancing shareholder value,” said SAIC CEO Nazzic Keene. “The financial benefits of acquiring Unisys Federal are compelling, including accretion of adjusted EBITDA margins, non-GAAP earnings per share, and cash generation.”

The transaction will further differentiate SAIC in the government services market by deploying technology-enabled, intellectual property-based solutions through a commercial–like service delivery model. The acquisition will further enhance shareholder value through a highly attractive financial profile, enabled through greater customer access and differentiated solutions in areas of higher growth profiles.

Strategic and Financial Benefits

•	Enhances capabilities in government priority areas, including IT modernization, cloud migration, managed services, and development, security, and operations (DevSecOpps)
•	Expands portfolio of intellectual property (IP) and technology-driven offerings, that enable government-tailored, commercial-based solutions
•	Increases access to current and new customers with strong pipeline of new business opportunities
•	Highly accretive across all key financial metrics

Transaction Details

SAIC expects to fund the $1.2 billion cash transaction through a combination of cash on hand and incremental debt. The transaction is expected to close by the end of SAIC’s first quarter of fiscal year 2021, ending May 1, 2020, following customary closing conditions, including HSR regulatory clearance. The transaction has been unanimously approved by SAIC’s Board of Directors. The businesses will continue to operate independently until the transaction closes.

Advisors

Guggenheim Securities, LLC acted as lead financial advisor and Citigroup Global Markets, Inc. acted as co-financial advisor to SAIC. King & Spalding LLP served as legal counsel to SAIC. Avascent provided business due diligence and strategy support services.

Conference Call and Webcast Information

SAIC management will hold a conference call at 7:30 a.m. eastern time on February 6, 2020 to discuss the transaction. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of SAIC’s website (http://investors.saic.com).

After the call concludes, an audio replay can be accessed on SAIC’s Investor Relations website.

Forward-Looking Statements

Certain statements in this written communication contain or are based on “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expects,” “projects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “outlook,” and similar words or phrases or the negative of these words or phrases. Forward-looking statements in this written communication include, among others, statements regarding the expected timing and benefits of the proposed transaction, including anticipated expansion of our capabilities and customer access, future financial performance, and expected accretion. These statements reflect our belief and assumptions as to future events that may not prove to be accurate. Actual performance and results may differ materially from the forward-looking statements made in this written communication depending on a variety of factors, including: the possibility that the transaction will not close or that the closing may be delayed; the failure of either party to obtain the necessary approvals as required for the transaction or that the other conditions to the closing of the transaction may not be satisfied; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; our ability to realize the anticipated benefits of the transaction; developments in the U.S. government defense and intelligence community budgets, including budget reductions, implementation of spending cuts (sequestration) or changes in budgetary priorities; delays in the U.S. government budget process or approval to raise the U.S. debt ceiling; delays in the U.S. government contract procurement process or the award of contracts; delays or loss of contracts as result of competitor protests; changes in U.S. government procurement rules, regulations and practices; our compliance with various U.S. government and other government procurement rules and regulations; governmental reviews, audits and investigations of our company; our ability to effectively compete and win contracts with the U.S. government and other customers; our ability to attract, train and retain skilled employees, including our management team, and to retain and obtain security clearances for our employees; our ability to accurately estimate costs associated with our firm-fixed-price and other contracts; cybersecurity, data security or other security threats, systems failures or other disruptions of our business; resolution of legal and other disputes with our customers and others or legal or regulatory compliance issues, including in relation to the transaction; our ability to effectively deploy capital and make investments in our business; our ability to maintain relationships with prime contractors, subcontractors and joint venture partners; our ability to manage performance and other risks related to customer contracts; the adequacy of our insurance programs designed to protect us from significant product or other liability claims; our ability to declare future dividends based on our earnings, financial condition, capital requirements and other factors, including compliance with applicable laws and contractual agreements; our ability to obtain or maintain trade secret protection; and our ability to execute our business plan and long-term management initiatives effectively and to overcome these and other known and unknown risks that we face. These are only some of the factors that may affect the forward-looking statements contained in this written communication. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors, nor can we predict the impact of each such factor on the proposed transaction.  For further information concerning risks and uncertainties associated with our business, please refer to our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended February 1, 2019 and any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K.

All information in this written communication is as of the date hereof. Unless legally required, we expressly disclaim any duty to update any forward-looking statement provided in this written communication to reflect subsequent events, actual results or changes in our expectations. We also disclaim any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.

SAIC Media Contact:
Lauren Presti
703.676.8982
lauren.a.presti@saic.com

SAIC Investor Contact:
Shane Canestra
703.676.2720
shane.p.canestra@saic.com